Registration No. 333-

As filed with the Securities and Exchange Commission on February 23, 2023.

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

LAZARD LTD
(Exact name of registrant as specified in its charter)

Bermuda	98-0437848
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Clarendon House
2 Church Street
Hamilton HM 11, Bermuda
(441) 295-1422
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Lazard Ltd 2018 Incentive Compensation Plan
(Full title of the plan)

Scott D. Hoffman, Esq.
Lazard Ltd
30 Rockefeller Plaza
New York, New York 10112
(212) 632-6000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Nicholas A. Dorsey, Esq.
Cravath, Swaine & Moore LLP
Worldwide Plaza
825 Eighth Avenue
New York, New York 10019
(212) 474-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement is filed by Lazard Ltd (the “Company”) pursuant to General Instruction E to Form S-8. The contents of the Registration Statement on Form S-8 previously filed on April 30, 2018 (No. 333-224552) are incorporated by reference herein and made a part hereof, except as supplemented, amended or superseded by the information set forth below. This Registration Statement on Form S-8 is filed by the Company to register an additional 20,000,000 shares of the Company’s Class A common stock, par value $0.01 per share that may become issuable under the Lazard Ltd 2018 Incentive Compensation Plan, as amended.

Part II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

5.1	Opinion of Conyers Dill & Pearman, Bermuda, regarding legality.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Conyers Dill & Pearman (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page to this Registration Statement).

99.1	Lazard Ltd 2018 Incentive Compensation Plan (incorporated by reference to Annex B to the Company’s Definitive Proxy Statement on Schedule 14A (File No. 001-32492) filed on March 15, 2018).

99.2
First Amendment to the Lazard Ltd 2018 Incentive Compensation Plan (incorporated by reference to Annex B to the Company’s Definitive Proxy Statement on Schedule 14A (File No. 001-32492) filed on March 16, 2021).

107	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 23rd day of February, 2023.

LAZARD LTD

By:	/s/ Mary Ann Betsch
	Name:	Mary Ann Betsch
	Title:	Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints MARY ANN BETSCH and SCOTT D. HOFFMAN, and each of them (with full power to act alone), his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, of and supplements to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto any such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of their respective substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kenneth M. Jacobs	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	February 23, 2023
Kenneth M. Jacobs

/s/ Mary Ann Betsch	Chief Financial Officer (Principal Financial Officer)	February 23, 2023
Mary Ann Betsch

/s/ Dominick Ragone	Chief Accounting Officer	February 23, 2023
Dominick Ragone

/s/ Ann-Kristin Achleitner	Director	February 23, 2023
Ann-Kristin Achleitner

/s/ Andrew M. Alper	Director	February 23, 2023
Andrew M. Alper

/s/ Richard N. Haass	Director	February 23, 2023
Richard N. Haass

/s/ Michelle Jarrard	Director	February 23, 2023
Michelle Jarrard

/s/ Iris Knobloch	Director	February 23, 2023
Iris Knobloch

/s/ Philip A Laskawy	Director	February 23, 2023
Philip A. Laskawy

/s/ Jane L. Mendillo	Director	February 23, 2023
Jane L. Mendillo

/s/ Richard D. Parsons	Director	February 23, 2023
Richard D. Parsons

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the undersigned as the duly authorized representative of Lazard Ltd in the United States.

/s/ Scott D. Hoffman
Scott D. Hoffman

Date: February 23, 2023